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                                                                     EXHIBIT 5.1


                          [LETTERHEAD] FOLEY & LARDNER

                             POST OFFICE BOX 240
                      JACKSONVILLE, FLORIDA  32201-0240
                            THE GREENLEAF BUILDING
                         200 LAURA STREET  32202-3527
                           TELEPHONE (904) 359 2000
                           FACSIMILE (904) 359-8700






                               October 8, 1996




Sykes Enterprises, Incorporated
100 N. Tampa Street, Suite 3900
Tampa, Florida 33602


       Re:    Amendment No. 1 to Registration Statement on Form S-1


Ladies and Gentlemen:


       This opinion is being furnished in connection with the Amendment No. 1 to Registration Statement on Form S-1 (the "Registration Statement") of Sykes Enterprises, Incorporated (the "Company"), under the Securities Act of 1933, as amended, for the registration of 3,743,250 shares of common stock, par value $0.01 (the "Shares").


       We have examined and are familiar with the following:

              (a) Articles of Incorporation of the Company as filed in the Office of the Secretary of State of the State of Florida;

              (b)    Bylaws of the Company;


              (c) The proceedings of the Board of Directors of the Company in connection with or with respect to the issuance and sale of 1,553,320 of the Shares (as well as the 488,250 Shares subject to the over-allotment option described in the Registration Statement) to be sold by the Company to certain underwriters pursuant to an underwriting agreement by and between


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Sykes Enterprises, Incorporated
October 8, 1996
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the Company, the Selling Stockholders (as defined therein) and the underwriters named in the Registration Statement (the "Underwriting Agreement");

              (d) The proceedings of the Board of Directors of the Company in connection with or with respect to the execution of that certain Stock Option Agreement by and between the Company and David E. Garner dated as of December 31, 1995 (the "Stock Option Agreement"); and

              (e) Such other documents, Company records, and matters of law as we deemed to be pertinent.

       Based upon our examination of such documents and our familiarity with such proceedings, it is our opinion that:

              1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.


              2. The 1,553,320 Shares covered by the Registration Statement (as well as the 488,250 Shares subject to the over-allotment option described in the Registration Statement) to be sold by the Company are duly authorized and will, when the price therefor is duly approved by the Board of Directors of the Company (or is duly approved on behalf thereof by the pricing committee approved by the Board of Directors), and when issued and delivered to the underwriters pursuant to the Underwriting Agreement against payment of the consideration therefor specified therein, be duly and validly issued, fully paid and nonassessable.




               3. The 1,447,680 Shares covered by the Registration Statement which are presently outstanding are to be sold by John H. Sykes, Gordon H. Kraft, Johan Holm, Arne Weinz and Norhold Invest AB, as Selling Shareholders, are duly authorized, legally issued, fully paid, and non-assessable.


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Sykes Enterprises, Incorporated
October 8, 1996
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              4.     The 254,000 Shares covered by the Registration Statement
which are to be acquired by David E. Garner pursuant to the exercise of opinions granted under the Stock Option Agreement, and subsequently sold by such Selling Shareholder, are duly authorized and will, when issued in accordance with the terms of the Stock Option Agreement, be duly and validly issued, fully paid and non-assessable.

       We hereby consent to the inclusion of this opinion as Exhibit 5 in said Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities Exchange Commission promulgated thereunder.


                                        FOLEY & LARDNER




                                        By: /s/ Linda Y. Kelso
                                           -------------------------------------
                                             Linda Y. Kelso

GRD:dkm